Exhibit 3.3

AMENDED AND RESTATED BYLAWS

of

AMBITIOUS ENTERTAINMENT, INC.

(a Nevada corporation)

TABLE OF CONTENTS

ARTICLE ONE: OFFICES	1

1.01 Registered Office and Registered Agent.	1
1.02 Other Offices.	1

ARTICLE TWO: STOCKHOLDERS	1

2.01 Place of Meetings.	1
2.02 Annual Meeting.	1
2.03 Special Meetings.	1
2.04 List of Stockholders.	2
2.05 Notice.	2
2.06 Quorum.	2
2.07 Required Vote.	2
2.08 Voting of Shares.	2
2.09 Proxies.	3
2.10 Presiding Officials at Meetings.	3
2.11 Election Inspectors.	3
2.12 Closing of Transfer Books; Record Date.	3

ARTICLE THREE: DIRECTORS	4

3.01 Management.	4
3.02 Number; Term of Office.	4
3.03 Removal.	4
3.04 Vacancies	4
3.05 First Meeting.	4
3.06 Regular Meetings.	4
3.07 Special Meetings.	4
3.08 Quorum; Required Vote.	4
3.09 Procedure; Minutes.	4
3.10 Presumption of Assent.	5
3.11 Interested Directors.	5
3.12 Compensation.	5
3.13 Chair of the Board.	5
3.14 Committees.	5

ARTICLE FOUR: GENERAL PROVISIONS RELATING TO MEETINGS	6

4.01 Notice.	6
4.02 Waiver of Notice.	6
4.03 Telephone and Similar Meetings.	6
4.04 Action by Written Consent.	6

ARTICLE FIVE: OFFICERS	7

5.01 In General.	7
5.02 Election.	7
5.03 Removal.	7
5.04 Vacancies.	7
5.05 Authority.	7
5.06 Compensation.	7
5.07 Employment and Other Contracts.	7
5.08 Chief Executive Officer.	7
5.09 President and Vice President(s).	7
5.10 Securities of Other Corporations.	7
5.11 Secretary.	8
5.12 Assistant Secretaries.	8
5.13 Treasurer.	8
5.14 Assistant Treasurers.	8
5.15 Bonding.	8

ARTICLE SIX: CERTIFICATES AND STOCKHOLDERS	8

6.01 Certificated and Uncertificated Shares.	8
6.02 Certificates for Certificated Shares.	8
6.03 Lost, Stolen, or Destroyed Certificates.	9
6.04 Transfer of Shares.	9
6.05 Registered stockholders.	9
6.06 Legends.	9

ARTICLE SEVEN: GENERAL PROVISIONS	10

7.01 Dividends.	10
7.02 Reserves.	10
7.03 Indemnification and Insurance.	10
7.04 Books and Records.	10
7.05 Fiscal Year.	10
7.06 Corporate Seal.	10
7.07 Checks.	10
7.08 Resignation.	10
7.09 Amendment.	10
7.10 Invalid Provisions.	10
7.11 Headings.	10

AMENDED AND RESTATED BYLAWS

of

AMBITIOUS ENTERTAINMENT, INC.

(a Nevada corporation)

ARTICLE ONE

OFFICES

SECTION 1.01. Registered Office and Registered Agent. The registered office and registered agent and office of Ambitious Entertainment, Inc. (the “Corporation”) in the State of Nevada shall be as designated in the Corporation’s articles of incorporation (as amended or restated from time to time, the “Articles of Incorporation”).

SECTION 1.02. Other Offices. The board of directors of the Corporation (the “Board of Directors”) may at any time establish other offices at any place or places where the Corporation is qualified to do business. The Corporation’s principal executive offices may be within or without the State of Nevada as determined from time to time by the Board of Directors. The Board of Directors may establish such other offices of the Corporation within or without the State of Nevada as it may from time to time determine.

ARTICLE TWO

STOCKHOLDERS

SECTION 2.01. Place of Meetings. All annual meetings of stockholders shall be held at such place, within or without the State of Nevada, or by means of remote communication, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders may be held at such place, within or without the State of Nevada, or by means of remote communication, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no place for a meeting is designated, it shall be held at the registered office of the Corporation.

SECTION 2.02. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these bylaws shall be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

SECTION 2.03. Special Meetings. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting. Special meetings of the stockholders may be called by (a) the Chair of the Board, the Chief Executive Officer, or the Board of Directors; or (b) by the Secretary, following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.03 from stockholders of record who own, in the aggregate, at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting. Upon request in writing to the Chief Executive Officer, President, Vice President or Secretary by any person or persons entitled to call a meeting of stockholders, the officer shall promptly cause a written notice to be given to the stockholders entitled to vote that a meeting will be held on a date and at a time, fixed by the officer, not less than ten (10) days after the date of receipt of the request. If the notice is not given within seven (7) days after the date of receipt of the request, the person or persons calling the meeting may fix the date and time of the meeting and give the notice in the manner provided in these bylaws. If not otherwise stated in or fixed in accordance with these bylaws, the record date for determining stockholders entitled to call a special meeting is the date on which the first stockholder receives the notice of such meeting. Nothing contained in this section shall be construed as limiting, fixing, or affecting the time or date on which a meeting of stockholders called by action of the Board of Directors may be held.

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SECTION 2.04. List of Stockholders. At least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting and will be subject to inspection by any stockholder at any time during usual business hours. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any such meeting of stockholders. However, failure to prepare and to make available such list in the manner provided in this section shall not affect the validity of any action taken at the meeting.

SECTION 2.05. Notice. Written or printed notice stating the place, day, and hour of each meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days or more than sixty (60) days before the date of the meeting. Notice must be delivered either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. When a meeting of stockholders is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken.

SECTION 2.06. Quorum. Unless otherwise required by law, the Articles of Incorporation or these bylaws, at each meeting of the stockholders, a majority in voting power of the then outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

SECTION 2.07. Required Vote. The vote of the holders of a majority of the shares entitled to vote at a meeting at which a quorum is present shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Articles of Incorporation, or these bylaws, the vote of a greater number of shares is required, in which case such express provision shall govern and control the decision of such question.

SECTION 2.08. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Nevada Revised Statutes (the “NRS”). At any election for directors, every stockholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are director positions to be filled with respect to which the stockholder has the right to vote, and stockholders are expressly prohibited from cumulating their votes in any election for directors of the Corporation. Treasury shares, shares owned by another corporation that is owned or controlled by the Corporation, and shares held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares of the Corporation. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name so long as such shares form a part of the estate and are in the possession of the estate being served by him or her. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his or her name if authority to do so is contained in the court order by which such receiver was appointed. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may provide or, in the absence of such provision, as the board of directors of such corporation may by resolution determine. A stockholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote such shares.

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SECTION 2.09. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. Such authorization may be a document executed by the stockholder or his or her authorized officer, director, employee, or agent. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. A copy, facsimile transmission, or other reliable reproduction (including any electronic transmission) of the proxy authorized by this Section 2.09 may be substituted for or used in lieu of the original document for any and all purposes for which the original document could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original document. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

SECTION 2.10. Presiding Officials at Meetings. At every meeting of the stockholders, the chair of the Board of Directors or, in his or her absence, the Chief Executive Officer or President or, in his or her absence, a person appointed at the meeting, shall preside, and the Secretary shall prepare minutes.

SECTION 2.11. Election Inspectors. In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any stockholder or the stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the person acting as chairman. The inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each; (b) determine the shares represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting or of any stockholder or his or her proxy, the inspectors shall make a report in writing of any challenge or question, or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated therein.

SECTION 2.12. Closing of Transfer Books; Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any reconvening thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event sixty (60) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of stockholders entitled to notice of, or to vote at, a meeting of stockholders or entitled to receive payment of a dividend, the date on which the notice of the meeting is to be mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

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ARTICLE THREE

DIRECTORS

SECTION 3.01. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all powers of the Corporation and do all lawful acts and things as are not by law, the Articles of Incorporation, or these bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.02. Number; Term of Office. The Board of Directors shall consist of at least three (3) and not more than seven (7) directors, provided that the minimum and maximum number of directors may be increased or decreased from time to time by an amendment to these bylaws or by resolutions adopted by the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

SECTION 3.03. Removal. Except as prohibited by applicable law or the Articles of Incorporation, the stockholders holding a majority of the shares then entitled to vote at an election of directors may remove any director from office with or without cause.

SECTION 3.04. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, removal, or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office only until the next election of one or more directors by the stockholders.

SECTION 3.05. First Meeting. Each newly elected Board of Directors may hold its first meeting, if a quorum is present, for the purpose of organization and the transaction of business immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

SECTION 3.06. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the State of Nevada, as may be designated from time to time by resolution of the Board of Directors and communicated to all directors. Regular meetings of the Board of Directors may be held when and if needed, and no more than one regular meeting of the Board of Directors shall be required in any calendar year.

SECTION 3.07. Special Meetings. A special meeting of the Board of Directors shall be held whenever called by any director at such time and place, within or without the State of Nevada, as such director shall designate in the notice of such special meeting. The director calling any special meeting shall cause oral or written notice of such special meeting to be given to each director at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting.

SECTION 3.08. Quorum; Required Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business, unless a greater affirmative vote is required under the Article of Incorporation, these bylaws or applicable law. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the vote of a different number is required by law, the Articles of Incorporation or these bylaws.

SECTION 3.09. Procedure; Minutes. At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Board of Directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting that shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

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SECTION 3.10. Presumption of Assent. A director of the Corporation who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

SECTION 3.12. Compensation. Directors, in their capacity as directors, may receive, by resolution of the Board of Directors, a stated salary or a fixed sum and reimbursement for expenses, if any, for attending meetings of the Board of Directors. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

SECTION 3.13. Chair of the Board. The Board of Directors may, in its discretion, choose a Chair of the Board from among the directors on the Board of Directors who will preside at all meetings of the stockholders and of the Board of Directors and will be an ex officio member of all committees of the Board of Directors, subject to meeting any applicable legal and regulatory requirement for such membership. During the absence or disability of the Chief Executive Officer, the Chair will exercise the powers and perform the duties of the Chief Executive Officer. The Chair will have such other powers and will perform such other duties as shall be designated by the Board of Directors. The Chair shall serve until a successor is chosen and qualified, but may be removed at any time by the affirmative vote of a majority of the Board of Directors.

SECTION 3.14. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation and such composition to be compliance with the requirements of applicable law or of any securities exchange on which the Corporations securities may be listed. So long as any securities of the Corporation are listed on a national securities exchange, it will have such committees as may be required by the requirements of such securities exchange and the composition of such committees shall comply with the requirements of such securities exchange. Such committees shall adopt charters as required by applicable law and the requirements of any national securities exchange on which any securities of the Corporation may be from time to time listed. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

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ARTICLE FOUR

GENERAL PROVISIONS RELATING TO MEETINGS

SECTION 4.01. Notice. Whenever by law, the Articles of Incorporation, or these bylaws notice require that notice be given to any stockholder, director, or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given, in writing, either (i) in person, receipt acknowledged; (ii) by certified mail, return receipt requested; or (iii) via overnight national courier, receipt acknowledged. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such stockholder, director, or committee member at his or her address as it appears on the books on the Corporation or, in the case of a stockholder, on the stock transfer records of the Corporation or at such other place as such stockholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when such notice is deposited in the United States mail, postage prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopy or facsimile transmission, or similar means, shall be deemed to be delivered and given at the time transmitted.

SECTION 4.02. Waiver of Notice. Whenever by law, the Articles of Incorporation or these bylaws any notice is required to be given to any stockholder, director, or committee member of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 4.03. Telephone and Similar Meetings. Meetings of the Board of Directors or of any committee of the Board of Directors may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 4.03 shall constitute presence in person at such meeting.

SECTION 4.04. Action by Written Consent. Any action that may be taken, or is required by law, the Articles of Incorporation, or these bylaws to be taken, at a meeting of stockholders, directors, or committee members may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken shall be (a) in the case of stockholders, signed and bear the date of signature by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted with respect to the subject matter thereof; or (b) in the case of directors or committee members, signed by all directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof. Any such consent shall have the same force and effect as a vote of such stockholders, directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of State of Nevada or in any certificate or other document delivered to any person. The consent may be in one or more counterparts, and the signed consent shall be placed in the minute book of the Corporation.

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ARTICLE FIVE

OFFICERS

SECTION 5.01. In General. The officers of the Corporation will be elected by the Board of Directors and shall consist of a President and a Secretary. The Board of Directors may also elect Vice Presidents, Assistant Vice Presidents, a Treasurer, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors may deem desirable. Any two or more offices may be held by the same person. No officer or agent need be a stockholder, a director, a resident of the State of Nevada, or a citizen of the United States.

SECTION 5.02. Election; Term. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a President, a Secretary, and such other officers as they deem appropriate. The Board of Directors then, or from time to time, may also elect or appoint one or more other officers as it shall deem advisable. Each officer shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his or her term of office shall extend to and expire at the meeting of the Board of Directors following the next annual meeting of stockholders or, if earlier, at his or her death, resignation, or removal.

SECTION 5.03. Removal. Any officer elected or appointed by the Board of Directors may be removed by a majority of the Board of Directors if, in the judgment of a majority of the Board of Directors, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

SECTION 5.04. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. Such person(s) appointed by the Board of Directors to fill a vacancy shall hold such position until the next annual meeting.

SECTION 5.05. Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are set forth in these bylaws and as conferred to them under applicable law, or, to the extent not inconsistent with these bylaws or applicable law, as specifically designated in the resolution of the Board of Directors creating such position and appointing or electing such person.

SECTION 5.06. Compensation. The compensation, if any, of officers shall be fixed, increased, or decreased from time to time by the Board of Directors; provided, however, that the Board of Directors may, by resolution, delegate to any one or more officers of the Corporation the authority to fix such compensation.

SECTION 5.07. Employment and Other Contracts. The Board of Directors may authorize any officer or officers of the Corporation to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts on such terms and conditions as the Board of Directors deems appropriate.

SECTION 5.08. Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these bylaws and the control of the Board of Directors, have general supervision, direction, and control over the business of the Corporation and over its officers. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors.

SECTION 5.09. President and Vice President(s). Each President and Vice President will have the usual and customary powers and perform the usual and customary duties incident to the offices of President and Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him or her. In the absence or disability of the President, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President until such time that a President shall have been appointed by the Board of Directors.

SECTION 5.10. Securities of Other Corporations. The Chief Executive Officer, or, in his or her absence, the President or any Executive Vice President, shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer that may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

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SECTION 5.11. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chair of the Board, or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

SECTION 5.12. Assistant Secretaries. The Assistant Secretaries shall perform such duties as may be from time to time delegated to them by the Secretary. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time-to-time delegate to them.

SECTION 5.13. Treasurer. Treasurer shall have the custody of the Corporation’s funds and securities, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in records belonging to the Corporation. The Treasurer shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors and in compliance with the Corporation’s policies and procedures, including its internal control policies and any authorization or approval requirements established by the Board of Directors or management, taking proper vouchers for such disbursements. The Treasurer shall render to the Chief Executive Officer and the President and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

SECTION 5.14. Assistant Treasurers. The Assistant Treasurers shall perform such duties as may be from time to time delegated to them by the Treasurer. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

SECTION 5.15. Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

ARTICLE SIX

CERTIFICATES AND STOCKHOLDERS

SECTION 6.01. Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by such instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

SECTION 6.02. Certificates for Certificated Shares. The certificates for certificated shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation’s designated transfer agent, if any, and shall state the stockholder’s name, the number of shares, and such other matters as may be required by law. The certificates shall be signed by the President or any Vice President and also by the Secretary, an Assistant Secretary, or any other officer, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the foregoing officers may be a facsimile.

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SECTION 6.03. Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for certificated shares previously issued if the registered owner of the certificate satisfies the following requirements:

(a)	Claim. The registered owner makes proof in affidavit form that a previously issued certificate for certificated shares has been lost, destroyed, or stolen;
(b)	Timely Request. The registered owner requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;
(c)	Bond. The registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate, and
(d)	Other Requirements. The registered owner satisfies any other reasonable requirements imposed by the Board of Directors.

When a certificate has been lost, destroyed, or stolen and the stockholder of record fails to notify the Corporation within a reasonable time after he or she has notice of it, if the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

SECTION 6.04. Transfer of Shares. With respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. With respect to uncertificated shares, upon delivery to the Corporation of proper evidence of succession, assignment, or authority to transfer, the Corporation or its agent shall record the transaction upon its books. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of such person’s right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents and registrars, or any of them, against any loss, damage, expense or other liability to the owner of the shares by reason of the recordation of the transfer or the issuance of a new certificate for shares.

SECTION 6.05. Registered stockholders. The Corporation shall be entitled to treat the stockholder of record as the stockholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

SECTION. 6.06. Legends. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation (a) shall conspicuously set forth on the face or back of the certificate a full statement of (i) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued; and (ii) if the Corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (b) shall conspicuously state on the face or back of the certificate that (i) such a statement is set forth in the certificate of designation related thereto on file in the office of the Secretary of State of the State of Nevada; and (ii) the Corporation will furnish a copy of such statements to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office.

If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, the transfer of any such shares shall be restricted in accordance with an appropriate legend.

In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, each certificate representing shares so restricted (a) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate; (b) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate; or (c) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (i) that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document; or (ii) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State of the State of Nevada and contains a full statement of such restriction.

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ARTICLE SEVEN

GENERAL PROVISIONS

SECTION 7.01. Dividends. Subject to any restrictions of law or in the Articles of Incorporation, dividends may be declared by the Board of Directors at any meeting and may be paid in cash, in property, or in shares of capital stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

SECTION 7.02. Reserves. The Board of Directors may create out of funds of the Corporation legally available therefor such reserve or reserves as the Board of Directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation. The Board of Directors may modify or abolish any such reserve in the same manner.

SECTION 7.03. Indemnification and Insurance. The Corporation will indemnify its directors, officers, and other persons referenced in the Articles of Incorporation to the fullest extent permitted by the NRS and may, if and to the extent authorized by the Board of Directors, so indemnify any other person whom it has the power to indemnify against liability, reasonable expenses, or any other matters whatsoever. The Corporation may, at the discretion of the Board of Directors, purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify under the NRS, the Articles of Incorporation, these bylaws, or otherwise.

SECTION 7.04. Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders, Board of Directors, and any committee thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

SECTION 7.05. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors. Absent such a resolution of the Board of Directors to the contrary, the fiscal year of the Corporation shall be the calendar year ending on December 31.

SECTION 7.06. Corporate Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

SECTION 7.07. Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

SECTION 7.08. Resignation. A director, committee member or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the President, or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless it specifies otherwise, a resignation is effective without being accepted.

SECTION 7.09. Amendment. These bylaws may be adopted, amended, or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Articles of Incorporation, confer the power to adopt, amend, or repeal these bylaws upon the Board of Directors; and, provided further, that any proposal by a stockholder to amend these bylaws will be subject to the provisions of these bylaws except as otherwise required by law. The fact that such power has been so conferred upon the Board of Directors will not divest the stockholders of the power, nor limit their power to adopt, amend, or repeal bylaws.

SECTION 7.10. Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall remain valid and operative.

SECTION 7.11. Headings. The headings used in these bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these bylaws.

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